Exhibit 99.1

XTI Aerospace Reports Second Quarter 2025 Results and Provides Business Update

Strong TriFan 600 development progress, expanded strategic partnerships and strengthened balance sheet

ENGLEWOOD, Colo., Aug. 14, 2025 /PRNewswire/ -- XTI Aerospace, Inc. (Nasdaq: XTIA) (“XTI Aerospace” or the “Company”), a pioneer in xVTOL and powered-lift aircraft solutions, today announced the filing of its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, and provided an update on recent corporate milestones and strategic initiatives.

“During the second quarter, we made measurable strides toward our goal to bring the TriFan 600 to market as a game-changing aircraft for both commercial and defense applications,” said Scott Pomeroy, Chairman and CEO of XTI Aerospace. “Our engineering teams achieved foundational milestones, from finalizing the Global Finite Element Model for the latest configuration to selecting drivetrain supplier-partners, all while progressing critical FAA certification efforts. We also leveraged some of the most powerful computing resources in the world, including the U.S. Department of Energy’s Frontier supercomputer, to accelerate aerodynamic analysis and optimize our design ahead of wind tunnel testing. These achievements showcase the disciplined, milestone-driven approach that is central to our culture and critical to delivering on our commitments to customers, regulators, and shareholders.”

“Just as important, we have taken steps to position XTI for long-term success beyond the engineering lab,” continued Pomeroy. “We expanded our corporate advisory board with leaders in aerospace, defense, and AI to strengthen our ability to navigate certification, market entry, and future technology integration. We opened a dedicated prototyping and innovation lab to fast-track subscale model testing and flight control development, and entered into a memorandum of understanding with VerdeGo Aero to explore hybrid-electric propulsion solutions for future variants. We also raised $18.4 million through our June public offering and subsequent over-allotment exercises. We believe the combination of technical progress, a strengthened balance sheet, and a growing network of industry partners sets the stage for reopening TriFan 600 pre-sales and moving toward first flight and type certification.”

Second Quarter 2025 Business Highlights

TriFan 600 Development Milestones

●	Global Finite Element Model (GFEM) finalized for configuration C211.2, a foundational step in validating structural performance for FAA type certification.

●	Selected drivetrain suppliers Triumph Geared Solutions, Formsprag Clutch and Kamatics Corporation to deliver primary/secondary gearboxes, clutch systems, and precision drive shafts.

●	FAA Certification Branch Office assigned: Ft. Worth CBO will lead TriFan 600 type certification activities, providing specialized VTOL expertise.

●	Advanced aerodynamic optimization through 1,500+ computational fluid dynamics simulations on the U.S. Department of Energy’s Frontier supercomputer, supporting design refinements ahead of wind tunnel testing.

●	Technical Familiarization sessions held with FAA on aircraft structures, with ongoing monthly engagement to streamline certification pathways.

Strategic and Market Expansion Initiatives

●	MOU with VerdeGo Aero to explore hybrid-electric propulsion for future aircraft variants, targeting high-performance, sustainable solutions for military and civilian markets, which remains subject to the parties’ execution of a definitive agreement.

●	Corporate Advisory Board expansion with notable leaders from the U.S. Space Force/Air Force, Palantir Technologies, Paramount Group, and with other aerospace, AI, and defense sector professionals, adding deep expertise in certification, government relations, and intelligent systems.

●	Opening of XTI’s prototyping and innovation lab at The HIVE in Grand Forks, ND, to accelerate testing of subscale models “Sparrow” and “Kestrel” and advance flight control systems.

Capital and Balance Sheet Enhancements

●	Gross proceeds from financings: $16 million from a completed public offering in June, followed by an additional $2.4 million in over-allotment exercises in July. These funds bolster liquidity to support engineering and certification activities.

●	Ended Q2 2025 with $20.0 million in cash and cash equivalents, up from $4.1 million at year-end 2024.

●	Continued disciplined expense management while prioritizing R&D investment for the TriFan 600 program.

Second Quarter 2025 Financial Highlights

●	Cash and cash equivalents increased to $20.0 million as of June 30, 2025, compared to $4.1 million at December 31, 2024, primarily due to the net proceeds received from the June underwritten offering.

●	Maintained a debt-free, short-term position at June 30, 2025, following the successful repayment of all short-term borrowings in Q1, providing a clean capital structure to support growth initiatives.

●	Stockholders’ equity grew to $12.4 million as of June 30, 2025, up from $6.6 million at December 31, 2024, reflecting new capital raised and a stronger balance sheet foundation.

Strategic Outlook

Building on a successful first half, XTI Aerospace remains focused on advancing the TriFan 600 through continued engineering, certification, and supplier selection milestones. Key H2 2025 priorities include:

●	Continued flight testing the Sparrow subscale model to validate aerodynamic and transition performance.

●	Advancing supplier integration for key systems.

●	Continuing FAA technical familiarization meetings across multiple subsystems.

“Our work in the first half of 2025 lays the foundation for the next chapter of XTI’s growth,” added Pomeroy. “With each milestone we reach, whether it’s advancing the TriFan 600 toward first flight, deepening our FAA engagement, or expanding our network of industry-leading partners, we are taking steps to reduce program risk and increase value. The TriFan 600 is designed to redefine what’s possible in regional air mobility, delivering the speed, range, and flexibility that operators demand without the infrastructure constraints of traditional aircraft. We believe the market opportunity ahead is substantial, and with our strengthened balance sheet, technical progress, and clear certification path, we are well positioned for success. Our mission is ambitious, but so is our conviction as we work to deliver an aircraft that sets a new standard for performance, versatility, and safety in the emerging xVTOL category.”

About XTI Aerospace, Inc.

XTI Aerospace (XTIAerospace.com) (Nasdaq: XTIA) is the parent company of XTI Aircraft Company, an aviation business based near Denver, Colorado, currently developing the TriFan 600, a fixed-wing business aircraft designed to have the vertical takeoff and landing (VTOL) capability of a helicopter, maximum cruising speeds of over 300 mph and a range up to 1,000 miles, creating an entirely new category – the xVTOL. Additionally, the Inpixon (inpixon.com) business unit of XTI Aerospace is a leader in real-time location systems (RTLS) technology with customers around the world who use the Company’s location intelligence solutions in factories and other industrial facilities to help optimize operations, increase productivity, and enhance safety. For more information about XTI Aerospace, please visit XTIAerospace.com and follow XTI Aerospace on LinkedIn, Instagram, X, and YouTube.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release, including without limitation, statements about XTI Aerospace’s ability to achieve anticipated milestones in the timeframes currently anticipated or at all, the products under development by XTI Aerospace, the advantages of XTI Aerospace’s technology, and XTI Aerospace’s customers, plans and strategies are forward-looking statements.

Some of these forward-looking statements can be identified by the use of forward-looking words, including “believe,” “continue,” “could,” “would,” “will,” “estimate,” “expect,” “intend,” “plan,” “target,” “projects,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by XTI Aerospace and its management, are inherently uncertain, and many factors may cause the actual results to differ materially from current expectations, which include, but are not limited to, XTI Aerospace’s ability to obtain adequate financing in the future as needed and on reasonable terms, XTI Aerospace’s ability to successfully complete the certification program for the TriFan 600, including obtaining necessary approvals from the FAA, in the anticipated time frame, if at all, and XTI Aerospace’s ability to meet the development and commercialization schedule with respect to the TriFan 600. XTI Aerospace undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. Readers are urged to carefully review and consider the risk factors discussed from time to time in XTI Aerospace’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on April 15, 2025, and in subsequent reports filed with or furnished to the SEC.

Contacts

General inquiries:

Email: contact@xtiaerospace.com

Web: https://xtiaerospace.com/contact/

Investor Relations:

Dave Gentry, CEO

RedChip Companies, Inc.

Phone: 1-407-644-4256

Email: XTIA@redchip.com

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